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                               eCHAPMAN.COM, INC.

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that the undersigned Director(s) and Executive Officers of eCHAPMAN.COM, INC., a Maryland corporation, hereby constitute and appoint NATHAN A. CHAPMAN, JR., and EARL U. BRAVO, SR. and either of them, the true and lawful agents and attorney-in-fact of the undersigned with full power and authority in either said agent and attorney-in-fact, to sign for the undersigned and in their respective names as Directors and Executive Officers of eChapman.com, Inc., the Registration Statement on Form S-8, and any and all further amendments to said Registration Statement, hereby ratifying and confirming all acts taken by such agent and attorney-in-fact, as herein authorized.

                                                            DATE

/S/ NATHAN A. CHAPMAN, JR.                             June 15, 2000
----------------------------------              ---------------------------
Nathan A. Chapman, Jr., President and
Director (Principal Executive Officer)

/S/ EARL U. BRAVO, SR.                                 June 15, 2000
-----------------------------------------       ---------------------------
Earl U. Bravo, Sr.,  Director

/S/ DEMETRIS BROWN                                     June 15, 2000
-----------------------------------------       ---------------------------
Demetris Brown, Chief Financial
Officer (Principal Accounting and
Financial Officer)